                     SUPPLEMENT TO THE OFFER TO PURCHASE

                         WEC ACQUISITION CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                             DANAHER CORPORATION

                     HAS INCREASED THE PRICE OF ITS OFFER
                     TO PURCHASE FOR CASH ALL OUTSTANDING
               COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS)
                                     AND
                    SERIES A CONVERTIBLE PREFERRED SHARES
                                      OF
                          ACME-CLEVELAND CORPORATION
                                      TO
                              $30 NET PER SHARE

- -------------------------------------------------------------------------------
          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME, ON JULY 2, 1996, UNLESS THE OFFER IS EXTENDED.
- -------------------------------------------------------------------------------

                                                                  June 5, 1996

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

   We have been appointed by WEC Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Danaher Corporation, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding common shares, par value $1 per share, including the associated rights (the
"Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of March 11, 1996, as amended, between the Company and Society National Bank, as Rights Agent (the "Common Shares"), and all outstanding Series A Convertible Preferred Shares, without par value (the "Preferred Shares" and, together with the Common Shares, the "Shares"), of Acme-Cleveland Corporation, an Ohio corporation (the "Company"), at a price of $30 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto dated June 5, 1996 (the "Supplement"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). The Supplement and the Letter of Transmittal are enclosed herewith.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED A NUMBER OF SHARES WHICH, WHEN ADDED TO THE SHARES BENEFICIALLY
OWNED BY PARENT AND ANY OF ITS AFFILIATES, WOULD REPRESENT AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS IMMEDIATELY PRIOR TO THE EXPIRATION OF THE OFFER, AND (2) THE ACQUISITION OF SHARES PURSUANT TO THE OFFER BEING AUTHORIZED BY THE SHAREHOLDERS OF THE COMPANY PURSUANT TO THE OHIO CONTROL SHARE ACQUISITION LAW. SEE SECTION 9 OF THE SUPPLEMENT. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING.

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee. The Company has executed an amendment to the Rights Agreement that renders the Rights inapplicable to the Offer. Accordingly, neither the Offer nor the Merger will result in Parent or any of its Affiliates or Associates being deemed an Acquiring Person of a Beneficial Owner (as such terms are defined in the Rights Agreement).

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

      1. The Supplement, dated June 5, 1996;

      2. The revised green Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

      3. The revised yellow Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Supplement) or the procedure for book-entry transfer cannot be completed on a timely basis;

      4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

      5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

      6. A return envelope addressed to the Depositary; and

      7. Amendment No. 5, dated June 5, 1996, to the Schedule 14D-9 originally filed on March 20, 1996 by the Company.

   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for the Shares validly tendered prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the Share Certificates or timely confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company pursuant to the procedures set forth in
Section 2 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

   The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 16 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

   The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 2, 1996, UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

   If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase.

   Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

   Additional copies of the enclosed materials and the Offer to Purchase may be obtained by calling D.F. King & Co., Inc., the Information Agent, collect at
(212) 269-5550 or toll-free at (800) 628-8532, or from brokers, dealers, commercial banks or trust companies.

                                     Very truly yours,

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED


   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY
DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH
THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED, AND THE OFFER TO PURCHASE, AND THE STATEMENTS CONTAINED THEREIN.

















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